UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 8.01 Other Events

On September 23, 2011, The Mosaic Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and UBS Securities LLC (the “Underwriters”), relating to the registered public offering and sale by certain selling stockholders of the Company of 18 million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a price of $57.65 per share (the “Offering”) in connection with the Company’s inclusion in the S&P 500 Index. On September 26, 2011, the Underwriters exercised in full their option to purchase an additional 2,700,000 shares of Common Stock to cover over-allotments pursuant to the Underwriting Agreement. On September 29, 2011, the Company completed the Offering described above.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is expressly incorporated by reference herein and into the Registration Statement on Form S-3, and any related amendments thereto, filed by the Company on June 23, 2011. The foregoing descriptions of the terms of the Underwriting Agreement are qualified in their entirety by reference to Exhibit 1.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated September 23, 2011, among the Company, the Underwriters and the selling stockholders party thereto.
5.1	Opinion of Richard L. Mack, Esq.
23.1	Consent of Richard L. Mack, Esq. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: September 29, 2011	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary